UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2024

ESSA Pharma Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-37410 (Commission File Number)	98-1250703 (IRS Employer Identification No.)

Suite 720, 999 West Broadway, Vancouver, British Columbia, Canada (Address of principal executive offices)	V5Z 1K5 (Zip Code)

Registrant’s telephone number, including area code: (778) 331-0962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	EPIX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2024, after a lengthy and thorough review process, the Board of Directors of ESSA Pharma Inc. (the “Company”) adopted and approved the ESSA Pharma Inc. Severance Plan (the “Severance Plan”), which, for certain terminations of employment, replaces the cash severance benefits previously provided under the employment agreements of certain executive officers. The Company’s named executive officers and certain other executives will participate in the Severance Plan. Capitalized terms used but not defined herein have the definitions ascribed to such terms in the Severance Plan.

In the event of a Qualifying Termination, the Severance Plan provides for (i) cash severance ranging from 1 to 1.5 times of such officer’s base salary (and in the case of the Chief Executive Officer, their target bonus in addition to base salary), with the larger multiple payable on a Qualifying Termination in connection with a Change in Control of the Company and (ii) certain benefits continuation following termination. Severance payments and benefits under the Severance Plan are subject to the executive’s execution of a release of claims in favor of the Company.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	ESSA Pharma Inc. Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSA PHARMA INC.____________
(Registrant)
Date: December 6, 2024
	By:	/s/ David Wood
Name: David Wood
Title: Chief Financial Officer